                                                                     Exhibit 3.2


                          CERTIFICATE OF INCORPORATION
                                       OF
                               ROMA SYSTEMS, INC.


                                   ARTICLE ONE

                                      Name

         The name of the corporation is Roma Systems, Inc.

                                   ARTICLE TWO

                                Registered Agent

         The address of the corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                                  Capital Stock

         The aggregate number of shares of stock that the corporation shall have authority to issue is one thousand (1,000). All of such shares shall be of the par value of $0.01 per share, shall be of the same class and shall be designated as "Common Stock."

                                  ARTICLE FIVE

                                  Incorporator

         The name and mailing address of the sole incorporator is as follows:

         Name                          Address

         David G. Short                10000 N. Central Expressway, Ste. 900
                                       Dallas, TX 75231

                                   ARTICLE SIX

                                Initial Directors

         The number of directors constituting the initial Board of Directors is one (1). Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the corporation. The following persons shall serve as directors of the corporation until the first annual meeting of stockholders of the corporation or until their successors are duly elected and qualified:

         Name                          Address

         Robert F. Murchison           10000 N. Central Expressway, Ste. 900
                                       Dallas, TX 75231

                                  ARTICLE SEVEN

                          Cumulative Voting Prohibited

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                  ARTICLE EIGHT

                            Preemptive Rights Denied

         No stockholder shall have, as a stockholder of the corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized.

                                  ARTICLE NINE

                                     Bylaws

         The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to the right of the stockholders to adopt, amend or repeal the bylaws, is vested in the Board of Directors.

                                   ARTICLE TEN

                                 Indemnification

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the corporation as authorized in this Article.

                                 ARTICLE ELEVEN

                               Director Liability

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment or modification.

                                 ARTICLE TWELVE

                                   Amendments

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunder set my hand this 11th day of Dec., 1991.


                                       /s/ David G. Short
                                       ----------------------------------------
                                       David G. Short, Incorporator

STATE OF TEXAS
COUNTY OF DALLAS


         Before me, a notary public in and for said county and state personally appeared David G. Short, known to me to be the person whose name is subscribed to the foregoing document, and being by me first duly sworn, declared that he executed the same as his free act and deed and that the statements contained therein are true and correct. Given under my hand and seal this 11th day of December, 1991.


                                       /s/ Colleen Hassell
                                       ----------------------------------------
                                       Notary Public in and for the State
                                       of Texas

                                       ----------------------------------------
                                       (Printed Name of Notary)
My Commission Expires:

---------------------

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                   FOR MERGER
                                       OF
                               FLORIDA CORPORATION
                                      INTO
                              DELAWARE CORPORATION


         Pursuant to the provisions of Article 607.234 of the Florida General Corporation Act and Section 253 of the General Corporation law of Delaware, the undersigned Florida parent corporation hereby certifies as follows:

         1. The names of the undersigned Florida parent corporation and its wholly-owned subsidiary, Delaware corporation are as follows:

                                       State of
         Name                          Incorporation              Status
         ----                          -------------              ------
Roma Systems, Inc.                     Florida                    Parent

Roma Systems, Inc.                     Delaware                   Subsidiary

         2. By resolution dated December 20, 1991, a copy of which is attached hereto as Exhibit "A", the Board of Directors of Roma Systems, Inc., a Florida corporation ("Florida-Corp"), as prescribed by the Florida Business Corporation Act, authorized and approved the merger of Florida- Corp with and into Roma Systems, Inc., a Delaware corporation ("Delaware-Corp"), in accordance with that certain Plan and Agreement of Merger dated as of December 23, 1991 (the "Plan of Merger"). A copy of the Plan of Merger is attached hereto as Exhibit "B".

         3. By resolution dated December 20, 1991, a copy of which is attached hereto as Exhibit "C", the Board of Directors of Delaware-Corp, as prescribed by the General Corporation Law of Delaware, authorized and approved the merger of Florida-Corp with and into Delaware-Corp, in accordance with the Plan of Merger.

         4. The laws of the States of Florida and Delaware permit such merger and the approval of the Plan of Merger was duly authorized by all action required by the laws of Florida and Delaware and by their constituent documents.

         5. The name of the surviving corporation is Roma Systems, Inc., and such corporation is to be governed by the laws of the State of Delaware. The address of its registered office in Delaware is: Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         6. Each of the undersigned corporations has only one class of shares outstanding. As to each of the undersigned corporations, the number of shares outstanding and the total number of shares voted for and against such Plan of Merger and the total number of shares not voted are as follows:


                                             Number of           Total Number         Total Number          Total Number
Name of                  Designation           Shares             of Shares             of Shares            of Shares
Corporation               of Class          Outstanding           Voted For           Voted Against          Abstained
----------------------------------------------------------------------------------------------------------------------------
Florida-Corp               Common               326                  326                    0                    0

Delaware-Corp              Common               100                  N/A                   N/A                  N/A

         7. The Plan of Merger was approved by the holders of a majority of the outstanding Common Stock of Florida-Corp entitled to vote thereon pursuant to a written consent of the sole shareholder of Florida-Corp dated as of December 20, 1991, duly executed in accordance with the provisions of Section 607.394 of the Florida General Corporation Act.

         8. Delaware-Corp, as the surviving corporation, hereby (i) agrees that it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of Florida-Corp and in any proceeding for the enforcement of the rights of a surviving corporation, (ii) irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to the dissenting shareholders of Florida-Corp the amount, if any, to which they shall be entitled under the provisions of the Florida Business Corporation Act with respect to the rights of dissenting shareholders.

         9. The effective date and time of the merger shall be 3:40 a.m., Eastern Standard Time, on December 30, 1991.

         EXECUTED as of December 23, 1991.

                                       ROMA SYSTEMS, INC.,
                                       a Florida corporation



                                       By: /s/ Kenneth F. Reimer
                                           ------------------------------------
                                           Kenneth F. Reimer, President

ATTEST:


/s/ David G. Short
------------------------------
David G. Short, Secretary


                                       ROMA SYSTEMS, INC.,
                                       a Delaware corporation



                                       By: /s/ Kenneth F. Reimer
                                           ------------------------------------
                                           Kenneth F. Reimer, President


ATTEST:


/s/ David G. Short
-----------------------------
David G. Short, Secretary

                                    EXHIBIT A

                        RESOLUTIONS OF ROMA SYSTEMS, INC.
                                    (FLORIDA)

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                              OF ROMA SYSTEMS, INC.
                                DECEMBER 20, 1991


         The undersigned, being all of the duly appointed and elected directors of Roma Systems, Inc., a Florida corporation, pursuant to the Bylaws of this Corporation and the Laws of the State of Florida, do hereby consent that when all of the directors have signed this Consent, or an exact counterpart thereof, the resolutions set forth below shall be passed and adopted as Resolutions of the Directors with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

         RESOLVED, that the form of Plan and Agreement of Merger (the "Plan of Merger") attached as Exhibit "A", which sets forth the terms and conditions of the proposed merger of Roma Systems, Inc., a Florida corporation ("Systems Florida") with and into Roma Systems, Inc., a Delaware corporation ("Systems Delaware"), its wholly-owned Delaware subsidiary corporation (the "Merger") be and it hereby is approved, and the officers of Systems Florida be and they hereby are authorized to execute and deliver the Plan of Merger with such changes therein and modifications thereto as the officers executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and

         RESOLVED FURTHER, that the officers of Systems Florida be and they hereby are authorized and empowered to cause its wholly-owned Delaware subsidiary corporation to execute and deliver the Plan of Merger and, upon obtaining approval of the Plan of Merger by the holders of at least a majority of the outstanding shares of Systems Florida stock, to merge Systems Florida into Systems Delaware in accordance with the Plan of Merger, and to take such other and further actions as may be necessary or appropriate to carry into effect all terms and provisions of said Plan of Merger; and

         RESOLVED FURTHER, that the Board of Directors of Systems Florida may amend the Plan of Merger at any time prior to the filing of the Plan of Merger with the Secretary of State of

         Florida and the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of the Plan of Merger by the stockholders of systems Florida shall not (1) alter or change the amount or kind of stock to be received in exchange for or on conversion of all or any of the stock of Systems Florida, (2) alter or change any term of the Certificate of Incorporation of Systems Delaware, or (3) alter or change any of the terms and conditions of the Plan of Merger if such alteration or change would adversely affect the holders of stock of Systems Florida; and

         RESOLVED FURTHER, that the Plan of Merger may be terminated and the Merger abandoned at any time prior to the filing of the Plan of Merger with the Secretary of State of Florida and the Secretary of State of Delaware, by the consent of the Board of Directors of Systems Florida; and

         RESOLVED FURTHER, that in order to effect the Merger, the officers of Systems Florida be and they hereby are authorized and empowered to make and execute or cause to be made and executed Articles of Merger and a Certificate of Ownership and Merger and to cause same to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in the manner provided by law, and to take any and all other actions that they deem necessary or desirable to effect the Merger; and

         RESOLVED FURTHER, that, upon effecting the Merger, each holder of a certificate or certificates representing Capital Stock of Systems Florida shall, upon surrendering such certificate or certificates of the Systems Florida principal office, be entitled to receive in exchange for a certificate or certificates of Systems Delaware stock as provided for the Plan of Merger.

         This action shall be effective as of December 20, 1991 on execution hereof by all the Directors of the Corporation.

                                       /s/ Robert F. Murchison
                                       ----------------------------------------
                                       Robert F. Murchison

                                       /s/ Burk C. Murchison
                                       ----------------------------------------
                                       Burk C. Murchison

                                       /s/ Kenneth F. Reimer
                                       ----------------------------------------
                                       Kenneth F. Reimer

                                    EXHIBIT B

                          PLAN AND AGREEMENT OF MERGER

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER (hereinafter referred to as this "Agreement") dated as of December 23, 1991, is made and entered into by and between Roma Systems, Inc., a Florida corporation ("Florida-Corp") and Roma Systems, Inc., a Delaware corporation ("Delaware-Corp").

                              W I T N E S S E T H :

         WHEREAS, Florida-Corp is a corporation organized and existing under the laws of the State of Florida, having been incorporated on May 5, 1979; and

         WHEREAS, Delaware-Corp is a wholly-owned subsidiary of Florida-Corp, having been incorporated on December 16, 1991; and

         WHEREAS, the Boards of Directors of Florida-Corp and Delaware-Corp have determined that it is desirable to merge Florida-Corp into Delaware-Corp (such merger being hereinafter referred to as the "Merger");

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Florida-Corp shall be merged into Delaware-Corp upon the terms and conditions hereinafter set forth.

                                    ARTICLE I

                                     MERGER

         At the effective time of the Merger (hereinafter referred to as the "Effective Time") as provided herein, Florida-Corp shall be merged into Delaware-Corp, the separate existence of Florida-Corp shall cease and Delaware-Corp (hereinafter sometimes referred to as the "surviving Corporation") shall continue to exist under the name of Roma Systems, Inc. by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE II

                          CERTIFICATE OF INCORPORATION
                            OF SURVIVING CORPORATION

         The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Delaware-Corp as in effect on the date hereof without change unless and until amended in accordance with applicable law.

                                   ARTICLE III

                       BYLAWS OF THE SURVIVING CORPORATION

         The Bylaws of the Surviving Corporation shall be the Bylaws of Delaware-Corp as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

                                   ARTICLE IV

                            EFFECT OF MERGER ON STOCK
                           OF CONSTITUENT CORPORATIONS

         4.01 At the Effective Time, (i) each 3.26 outstanding shares of Florida-Corp common stock, par value $1.00 per share ("Florida-Corp Common Stock"), shall be converted into one share of Delaware-Corp common stock, par value $.01 per share ("Delaware-Corp Common Stock"), (ii) each issued share of Florida-Corp Common Stock held in treasury by Florida-Corp shall be returned and canceled and no shares of Delaware-Corp Common Stock shall be issued in respect thereof, and (iii) each outstanding share of Delaware-Corp Common Stock held by Florida-Corp shall be retired and canceled.

         4.02 At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Florida-Corp Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Delaware-Corp Common Stock into which the shares of Florida-Corp Common Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Delaware-Corp. The registered owners of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Florida-Corp, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware-Corp Common Stock evidenced by such outstanding certificate as above provided.

                                    ARTICLE V

                  CORPORATION EXISTENCE, POWERS AND LIABILITIES
                            OF SURVIVING CORPORATION

         5.01 At the Effective Time, the separate existence of Florida-Corp shall cease. Florida-Corp shall be merged with an into Delaware-Corp, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, Delaware-Corp shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; and all and singular, the rights, privileges, powers and franchises of Florida-Corp and Delaware-Corp, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in Delaware-Corp; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Delaware-Corp, the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in Florida-Corp and Delaware-Corp, or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved, unimpaired, and all debts, liabilities and duties of the respective constituent entities, shall thenceforth attach to Delaware-Corp, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         5.02 Florida-Corp agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of Florida-Corp and otherwise to carry out the intent and purposes of the Agreement.

                                   ARTICLE VI

                            OFFICERS AND DIRECTORS OF
                              SURVIVING CORPORATION

         6.01 At the Effective Time, the officers and directors of the Surviving Corporation shall be the officers and directors of

Florida-Corp in office at such date, and such persons shall hold office in accordance with the Bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected.

         6.02 If, at the Effective Time, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by its Bylaws.

                                   ARTICLE VII

               APPROVAL BY SHAREHOLDERS; EFFECTIVE TIME; AMENDMENT

         7.01 This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Ownership and Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware.

         7.02 The Effective Time of the Merger shall be 3:40 a.m., Eastern Standard Time, on December 30, 1991.

         7.03 The Board of Directors of Florida-Corp and Delaware-Corp may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of the Merger by the shareholders of Florida-Corp shall not (1) alter or change the amount or kind of shares to be received by exchange for or on conversion of all or any of the shares of Florida-Corp Common Stock or Delaware-Corp Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Florida-Corp Common Stock or Delaware-Corp Common Stock.

                                  ARTICLE VIII

                              TERMINATION OF MERGER

         This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Florida and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Boards of Directors of Florida-Corp and Delaware Corp.

                                   ARTICLE IX

                                  MISCELLANEOUS

         In order to facilitate the filing and recording of this Agreement, this Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the day and year first above written.

                                       ROMA SYSTEMS, INC.,
                                       a Florida corporation



                                       By: /s/ Kenneth F. Reimer
                                           ------------------------------------
                                           Kenneth F. Reimer, President

ATTEST:


/s/ David G. Short
------------------------
David G. Short, Secretary


                                       ROMA SYSTEMS, INC.,
                                       a Delaware corporation



                                       By: /s/ Kenneth F. Reimer
                                           ------------------------------------
                                           Kenneth F. Reimer, President


ATTEST:


/s/ David G. Short
------------------------
David G. Short, Secretary

                                    EXHIBIT C

                        RESOLUTIONS OF ROMA SYSTEMS, INC.
                                   (DELAWARE)

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                              OF ROMA SYSTEMS, INC.
                                DECEMBER 20, 1991


         The undersigned, being the initial Director of Roma Systems, Inc., a Delaware corporation, hereby consents to, adopts, and approves the following Resolutions pursuant to the general corporation law of the State of Delaware:

         RESOLVED, that the form of Plan and Agreement of Merger (the "Plan of Merger") attached as Exhibit "A", which sets forth the terms and conditions of the proposed merger of Roma Systems, Inc., a Florida corporation ("Systems Florida") with and into Roma Systems, Inc., a Delaware corporation ("Systems Delaware"), its wholly-owned Delaware subsidiary corporation (the "Merger") be and it hereby is approved, and the officers of Systems Delaware be and they hereby are authorized to execute and deliver the Plan of Merger with such changes therein and modifications thereto as the officers executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and

         RESOLVED FURTHER, that the officers of Systems Delaware be and they hereby are authorized and empowered to execute and deliver the Plan of Merger and to merge Systems Florida into Systems Delaware in accordance with the Plan of Merger, and to take such other and further actions as may be necessary or appropriate to carry into effect all terms and provisions of said Plan of Merger; and

         RESOLVED FURTHER, that the Board of Directors of Systems Delaware may amend the Plan of Merger with the Secretary of State of Florida and the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of the Plan of Merger by the stockholders of Systems Delaware shall not (1) alter or change the amount or kind of stock to be received in exchange for or on conversion of all or any of the stock of Systems Florida, (2) alter or change any term of the Certificate of Incorporation of Systems Delaware, or (3) alter or change any of the terms and conditions of the Plan of Merger if such alteration or change would adversely affect the holders of stock of Systems Delaware; and

         RESOLVED FURTHER, that the Plan of Merger may be terminated and the Merger abandoned at any time prior to the filing of the Plan of Merger with the Secretary of State of Florida and the Secretary of State of Delaware, by the consent of the Board of Directors of Systems Delaware; and

         RESOLVED FURTHER, that in order to effect the Merger, the officers of Systems Delaware be and they hereby are authorized and empowered to make and execute or cause to be made and executed Articles of Merger and a Certificate of ownership and Merger and to cause same to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in the manner provided by law, and to take any and all other actions that they deem necessary or desirable to effect the Merger; and

         RESOLVED FURTHER, that, upon effecting the Merger, each holder of a certificate or certificates representing stock of Systems Florida shall, upon surrendering such certificate or certificates to Systems Florida principal office, be entitled to receive in exchange a certificate or certificates of Systems Delaware stock as provided for in the Plan of Merger.

         This action shall be effective as of December 20, 1991 on execution hereof by the Director of the Corporation.

                                       /s/ Robert F. Murchison
                                       ----------------------------------------